KIT digital Reports Q2 2012 Results, Improved Revenue Mix, and Strategic, Operational Progress

NEW YORK, NY, August 14, 2012 -- KIT digital, Inc. (NASDAQ: KITD), a leading video management software and services company, today reported results for the second quarter ended June 30, 2012.

Total revenue from continuing operations for the period was $51.1 million, compared to $56.1 million in the preceding quarter and $45.0 million for the second quarter of 2011. Cash, equivalents, and restricted cash were approximately $35.9 million, up from $25.3 million at the end of the first quarter. The company also reported an impairment to goodwill of $55.7 million.

The company’s operating results for the second quarter and for comparable periods exclude the Content Solutions business and the assets of Sezmi Corporation, both of which were divested at the end of the quarter. These businesses are being treated as discontinued operations.

The decrease in revenue was due primarily to lower revenue from Broadcast Systems Integration (or BSI), which was down approximately $3.6 million sequentially. In addition, the delayed acquisition of Hyro represented nearly $2.0 million in foregone revenues. Revenue from large scale broadband media deployments rose from approximately 46% of overall revenue in the first quarter to approximately 55% of overall revenue in the second quarter.

“Despite reporting lower sequential revenue, the quality of our revenue mix continues to improve quarter over quarter,” said Barak Bar-Cohen, Chief Executive Officer of KIT digital. “Revenue from large scale broadband media deployments, including Cosmos software license fees and professional and managed services, increased during the second quarter on both an absolute and percentage basis, and we anticipate that trend will continue.”

The company’s non-GAAP operating loss for the quarter was $18.2 million, compared to a non-GAAP operating loss of $4.8 million in the preceding quarter and positive non-GAAP operating income of $8.7 million in the second quarter of 2011. The non-GAAP operating loss includes $6.5 million in bad-debt expense and approximately $3.8 million from legal and other professional fees necessitated by Board and corporate requirements. (See table “MATERIAL ITEMS IN NON-GAAP OPERATING INCOME (LOSS)”)

The GAAP net loss from continuing operations for the quarter was $102.6 million or $1.99 per share, compared to losses of $21.5 million or $0.46 per share in the preceding quarter and $19.8 million or $0.47 per share in the second quarter of 2011. The GAAP net loss included $55.7 million of impairment to goodwill, along with restructuring charges, a reversal in M&A expenses, other expenses, and the other elements that comprised the non-GAAP operating loss discussed above. (See table “MATERIAL ITEMS IN GAAP NET INCOME (LOSS)”)

Operational Progress

The results come as KIT digital, with revitalized management and a reconstituted board of directors, has taken the following significant steps with respect to operations, strategy, governance, and capitalization:

•	Completed the divestiture of our non-core Content Solutions business;
•	Reduced low-margin hardware business in the broadcast space;
•	Completed the acquisition of Hyro, providing essential strength to the AsiaPac team;
•	Raised over $29 million in equity capital;
•	Moved the corporate headquarters to New York City;
•	Hired a new CFO with strong turnaround and financial operating experience;
•	Appointed a new CTO with strong platform and broadband media deployment expertise;
•	Implemented a new system for cash management and budgeting;
•	Signed several major new clients around the world; and
•	Added four new Board members including a new Non-Executive Chairman, a new Audit Committee Chairman, and representatives of two major shareholders.

“We accomplished a great deal in the past quarter by taking actions that reinforced our organization’s key principles of a commitment to cutting edge technology, a customer-focused service mentality, and a belief in the power of video,” Mr. Bar-Cohen continued. “This quarter illustrates the continuing transformation of our business and sharper focus on our core value proposition of delivering IP-video software and services to leading broadband media companies around the world.”

Q2 Commentary

During the quarter, KIT digital raised $29.2 million in gross proceeds ($27.2 million net). Prior to a price adjustment, the company issued a total of 7.0 million shares. The impact of that price adjustment, which occurred after the close of the quarter, is not reflected in the cash and share calculations for the second quarter but has been accounted for on the company’s balance sheet.

As of June 30, 2012, KIT digital had $15.4 million outstanding under its debt facility with WTI, down from $18.3 million at the end of the first quarter. The company is paying both interest and principal on these notes. The company is in compliance with all covenants governing the WTI debt.

The total free cash flow from continuing operations and from discontinued operations was negative $14.7 million for the quarter. Free cash flow from continuing operations for the quarter was negative $10.0 million, which included $1.7 million in one-time compensation payments and $3.8 million in professional and legal fees. In addition, free cash flow from discontinued operations was negative $4.7. (See table “CHANGES IN CASH POSITION”)

As of the end of the second quarter, KIT digital has a backlog of approximately $74.6 million, which represents the amount of revenue for the second half of the year that is related to signed contracts and/or ongoing projects.

“In the short time since I joined KIT digital,” said Fabrice Hamaide, Chief Financial Officer of KIT digital, “we have worked together and made great strides toward implementing best practices across the finance and accounting operation, including significantly improved financial controls, and a more robust budgeting and forecasting process.”

Mr. Hamaide continued: “We disclosed data related to our backlog for the first time, and we also made some necessary cost reductions and significant non-cash adjustments. Our actions this past quarter reflect significantly improved controls and processes within our organization, and our ongoing transformation to a streamlined and cash-flow-oriented business.”

Divestitures

On June 26, KIT digital sold its Content Solutions business, receiving $1 million in cash and effectively entering into a debt-to-equity swap of intercompany loans against up to $18.8 million in earnout payments, with a fair value of $8 million. The loss associated with the transaction was $15.5 million. For the reporting and comparable periods described herein, Content Solutions is being treated as discontinued operations.

On June 30, the company sold Sezmi Corporation assets for $2.9 million. The loss associated with the transaction was $28.6 million, primarily from a write-down of goodwill. For the reporting and comparable periods described herein, Sezmi is being treated as discontinued operations.

Conference Call

KIT digital's executive management team will host a conference call to discuss its second quarter 2012 results today (August 14, 2012) at 5:00 p.m. Eastern time. To access the conference call, please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization.

Date: Tuesday, August 14, 2012

Time: 5:00 p.m. Eastern time

Dial-in # (North America): +1-877-941-4776

Dial-in # (outside of North America): +1-480-629-9666

Conference ID: 4559497

A live webcast of the call will be available from the Investor Relations section of the Company's corporate website at www.kitd.com and via replay beginning approximately two hours after the completion of the call. In addition, a replay of the call will be available after 8:00 p.m. Eastern time today and until September 14, 2012.

Toll-free replay # (North America): +1-877-870-5176

International replay # (outside of North America): +1-858-384-5517

Replay pin number: 4559497

About KIT digital, Inc.

KIT digital (NASDAQ: KITD) is a leading video management software and services company. Cosmos and Cloud, the company's video asset management systems, enable leading broadband media companies to produce, manage and deliver multiscreen socially-enabled video experiences to audiences wherever they are. KIT digital services nearly 2,500 clients in 50+ countries including some of the world's biggest brands, such as Airbus, The Associated Press, AT&T, BBC, BSkyB, Disney-ABC, Google, HP, Mediaset, MTV, News Corp, RCS Media Group, Sky Deutschland, Sky Italia, Telecom Argentina, Telecom Italia, Telefonica O2, Universal Studios, Verizon, Vodafone and Volkswagen. KIT digital maintains headquarters in New York City and offices in more than a dozen countries around the world. Visit the company at www.kitd.com or follow on Twitter at www.twitter.com/KITdigital.

About Presentation of Non-GAAP Metrics

Non-GAAP metrics referred to herein include non-GAAP operating income and free cash flow. The company defines non-GAAP operating income as earnings before non-cash derivative income/loss, non-cash stock-based compensation, impairment of property and equipment, merger and acquisition expenses, restructuring and integration expenses, depreciation and amortization, interest income and expense, income taxes and other income and expenses. Company references to free cash flow generated during completed periods refer to actual cash flow from operations less capital expenditures. None of these metrics are calculated in accordance with U.S. generally accepted accounting principles (GAAP) and should not be considered in isolation, or as an alternative to net income, operating income or other financial measures reported under GAAP. Other companies (including the company's competitors) may define these metrics differently. The company presents these metrics because it believes them to be important supplemental measures of performance. Management also uses some of this information internally for forecasting, budgeting and performance-based executive compensation. It may not be indicative of the historical operating results of KIT digital nor is it intended to be predictive of potential future results. See "GAAP to non-GAAP Reconciliation" table below for further information about non-GAAP measures and reconciliation to GAAP results for the periods indicated.

Important Cautions Regarding Forward-Looking Statements

This press release contains certain "forward-looking statements" related to the businesses of KIT digital, Inc., which can be identified by the use of forward-looking terminology, such as "believes," "estimates," "expects," "intends," "anticipates," "will continue," "projects," "plans" and variations of such words or similar expressions, but their absence does not mean that the statement is not forward-looking. Such forward-looking statements, include, but not limited to, statements regarding our anticipation of increased revenue from large scale broadband media deployments and the amount of revenue that may be received from signed contracts. Such forward-looking statements involve known and unknown risks and uncertainties, including uncertainties relating to product development and commercialization, integration of acquired businesses, the ability to obtain or maintain patent and other proprietary intellectual property protection, market acceptance, future capital requirements, regulatory actions or delays, competition in general and other factors that may cause actual results to be materially different from those described herein. Certain of these risks and uncertainties are or will be described in greater detail in our public filings with the U.S. Securities and Exchange Commission. Except as required by U.S. federal securities laws, KIT digital is not under obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

KIT digital Media Contact:

Daniel Goodfellow

SVP, Global Marketing and Communications

Tel. +1-917-513-6081

Daniel.Goodfellow@kit-digital.com

KIT digital Investor Contact:

Murray Arenson

Managing Director, Financial Strategy

Tel. +1-646-553-4900

Murray.Arenson@kit-digital.com

KIT DIGITAL, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

(Amounts in Thousands, Except Share and Per Share Data)

KIT DIGITAL	Three months ended		Six months ended
CONSOLIDATED STATEMENT OF OPERATIONS	June 30,		June 30,
	2012	2011	2012	2011
Revenue	$51,149	$44,952	$107,267	$75,739

Variable and direct third party costs:
Cost of goods and services (exclusive of depreciation shown separately below)	16,412	9,799	33,272	17,841
Hosting, delivery, reporting and content costs	3,114	2,650	6,203	3,883
Direct third party creative production costs	396	317	1,013	682
Total variable and direct third party costs	19,922	12,766	40,488	22,406

Gross profit	31,227	32,186	66,779	53,333

General and administrative expenses:
Compensation, travel and associated costs (including non-cash stock-based compensation of $8,254, $4,384, $15,557 and $6,410, respectively)	44,823	21,108	84,400	32,443
Legal, accounting, audit and other professional service fees	3,752	767	4,535	1,344
Office, marketing and other corporate costs	11,715	4,405	18,929	8,145
Merger and acquisition and investor relations (income) expenses	(2,241)	10,916	2,249	16,166
Depreciation and amortization	4,194	3,096	8,354	5,469
Restructuring charges	3,349	34	3,349	3,352
Integration expenses	-	9,710	-	18,398
Impairment of intangible assets	-	-	-	-
Impairment of goodwill	55,718	-	55,718	-
Total general and administrative expenses	121,310	50,036	177,534	85,317

Loss from operations	(90,083)	(17,850)	(110,755)	(31,984)

Interest income	1	69	52	141
Interest expense	(1,203)	(383)	(1,892)	(636)
Amortization of deferred financing costs and debt discount	(104)	(76)	(208)	(94)
Derivative income (expense)	(3,173)	433	(2,986)	3,042
Other (expense) income	(9,333)	(378)	(9,537)	(448)

Net loss before income taxes	(103,895)	(18,185)	(125,326)	(29,979)

Income tax (benefit) expense	1,319	(796)	1,259	(910)

Net loss from continuing operations	(102,576)	(18,981)	(124,067)	(30,889)

Loss from discontinued operations	(48,506)	(822)	(51,894)	(1,415)

Net loss	(151,082)	(19,803)	(175,961)	(32,304)

Basic and diluted net income (loss) from continuing operations per common share	$(1.99)	$(0.47)	$(2.56)	$(0.81)
Basic and diluted net income (loss) from discontinued operations per common share	(0.95)	(0.02)	$(1.07)	(0.03)
Basic and diluted net income (loss) from continuing operations per common share	$(2.94)	$(0.49)	$(3.63)	$(0.84)
Basic and diluted weighted average common shares outstanding	51,418,613	40,063,874	48,513,809	38,316,369

Comprehensive loss:
Net loss	$(151,082)	$(19,803)	$(175,961)	$(32,304)
Foreign currency translation	(2,571)	(934)	(1,022)	(76)
Change in unrealized gain on investments, net	(245)	7	(199)	56
Comprehensive loss:	$(153,898)	$(20,730)	$(177,182)	$(32,324)

The Company has adjusted prior year financials as part of discontinued operations

KIT DIGITAL, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Amounts in Thousands, Except Share Data)

KIT DIGITAL
CONSOLIDATED BALANCE SHEETS	June 30, 2012	December 31, 2011
Assets:
Current assets:
Cash and cash equivalents	$30,562	$44,229
Restricted cash	5,346	238
Investments	1,015	1,915
Accounts receivable, net	42,924	56,672
Unbilled revenue	18,249	12,533
Inventory, net	1,488	1,336
Loan receivable, current portion	1,690	2,756
Deferred tax assets, current portion	399	399
Other current assets	11,091	10,514
Current assets held for sale	-	20,938
Total current assets	112,764	151,530

Property and equipment, net	9,096	11,071
Loan receivable, net of current	8,668	5,876
Deferred tax assets, net of current	611	600
Intangible assets	58,305	63,835
Goodwill	167,619	206,101
LT assets held for sale	-	34,168
Total assets	$357,063	$473,181

Liabilities and Stockholders' Equity:
Current liabilities:
Capital lease and other obligations, current portion	$127	$169
Secured notes payable, net of debt discount, current portion	7,298	6,406
Senior secured notes payable, net of debt discount	-	-
Notes payable	-	2,525
Accounts payable	20,688	16,599
Accrued expenses	15,973	6,387
Deferred revenue	6,066	5,066
Income tax payable	1,718	1,410
Deferred tax liability, current portion	344	344
Acquisition liabilities, current portion	17,032	8,648
Derivative liability	28,388	557
Other current liabilities	27,702	25,546
Current liabilities held for sale	-	11,293
Total current liabilities	125,336	84,950

Capital lease and other obligations, net of current	70	91
Secured notes payable, net of current	8,088	11,868
Deferred tax liability, net of current	9,919	11,659
Acquisition liabilities, net of current	3,438	8,004
LT liabilities held for sale	-	2,939
Total liabilities	146,851	119,511

Equity:
Stockholders' equity:
Common stock, $0.0001 par value: authorized 150,000,000 shares; issued and outstanding 56,622,201 and 46,342,851, respectively	6	5
Additional paid-in capital	547,605	513,882
Accumulated deficit	(332,287)	(156,326)
Accumulated other comprehensive loss	(5,112)	(3,891)
Total stockholders' equity	210,212	353,670
Total liabilities and stockholders' equity	$357,063	$473,181

Note:
The December 31, 2011 balance sheet has been recasted as part of the Sezmi purchase and certain assets and liabilities has been reclassified as part of discontinued operations

KIT DIGITAL, INC. AND SUBSIDIARIES

GAAP TO NON-GAAP RECONCILIATION

(Amounts in Thousands, Except Share Data)

GAAP to non-GAAP Reconciliation
(amounts in thousands)
	Three months ended
	June 30,
	2012	2011
Consolidated Statement of Operations Reconciliation

Net loss from continuing operations on a GAAP basis	$(102,576)	$(18,981)
Non-cash stock-based compensation	8,254	4,384
Impairment of goodwill and intangibles	55,718	-
Merger and acquisition and investor relations expenses	(2,241)	10,916
Depreciation and amortization	4,194	3,096
Restructuring charges	3,349	34
Integration expenses	-	9,710
Impairment of intangible assets	-	-
Interest income	(1)	(69)
Interest expense	1,203	383
Amortization of deferred financing costs	104	76
Derivative income	3,173	(433)
Loss on impairment of investment	-	-
Other (income) expense	9,333	378
Income tax expense	1,319	(796)
Non-GAAP Operating (loss) income from continuing operations	$(18,171)	$8,698

Consolidated Statement of Operations Reconciliation per Share

Basic net loss from continuing operations per share on a GAAP basis	$(1.99)	$(0.47)
Non-cash stock-based compensation	0.15	0.10
Impairment of goodwill and intangibles	1.08	(0.01)
Merger and acquisition and investor relations expenses	(0.04)	0.27
Depreciation and amortization	0.08	0.08
Restructuring charges	0.07	-
Integration expenses	-	0.24
Impairment of intangible assets	-	-
Interest income	-	-
Interest expense	0.02	0.01
Amortization of deferred financing costs	-	-
Derivative income	0.06	(0.01)
Loss on impairment of investment	-	-
Other (income) expense	0.18	0.01
Income tax expense	0.03	(0.02)
Non-GAAP Operating (loss) income per share from continuing operations	$(0.36)	$0.20

Basic weighted average common shares outstanding	51,418,613	40,063,874

KIT DIGITAL, INC. AND SUBSIDIARIES

MATERIAL ITEMS IN NON-GAAP OPERATING INCOME (LOSS)

(Amounts in Millions, Except Share and Per Share Data)

	Three months ended
(amounts in millions)	June 30, 2012	March 31, 2012

Material Items in Non-GAAP Operating (loss) income from continuing operations

Non-GAAP Operating (loss) income from continuing operations	$(18.4)	$(4.8)
Bad debt expense	6.5	-
Professional and legal fees	3.0	-
Net (loss) income from continuing operations, adjusted for material items	$(8.9)	$(4.8)
Gross profit decrease from 1Q 2012	4.3

KIT DIGITAL, INC. AND SUBSIDIARIES

MATERIAL ITEMS IN GAAP NET INCOME (LOSS)

(Amounts in Millions, Except Share and Per Share Data)

(amounts in millions)	Three months ended
	June 30, 2012	March 31, 2012

Material Items in GAAP Net (loss) income from continuing operations

GAAP Net (loss) income from continuing operations	$(102.6)	$(21.5)
Impairment of goodwill and intangibles	55.7	-
Restructuring charges	3.1	-
Merger and acquisition and investor relations expenses	(2.2)	4.5
Writedown related to 2011 sale of Visual Unity	6.5	-
Price guarantee on Sezmi acquisition	1.6	-
Writedown of investment	1.2	-
Bad debt expense	6.5	-
Professional and legal fees	3.0	-
One-time compensation payments	1.5	-
Derivative income	3.2	(0.2)
Net (loss) income from continuing operations, adjusted for material items	$(22.6)	$(17.2)
Gross profit decrease from 1Q 2012	4.3

KIT DIGITAL, INC. AND SUBSIDIARIES

CHANGES IN CASH POSITION

(Amounts in Thousands, Except Share and Per Share Data)

(amounts in millions)

CHANGES IN CASH POSITION
Cash, equivalents, and restricted cash (end of 1Q12)	$25.3
Capital raise	27.2
Principal payments	(1.7)
Professional fees, beyond expectations	(3.0)
Cash flow from discontinued operations	(4.6)
Monthly burn from continuing operations	(7.3)
Cash, equivalents, and restricted cash (end of 2Q12)	$35.9